UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 2, 2010

NOVAVAX, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-26770	22-2816046
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9920 Belward Campus Drive Rockville, Maryland	20850
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(240) 268-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Novavax has formed a Flu and New Products Committee of the Board of Directors. The members of the Flu and New Products Committee are Richard Douglas, Stanley Erck, Gary C. Evans, Michael A. McManus, Jr., John O. Marsh, Jr., Rajiv I. Modi, Rahul Singhvi, and James Young. The Flu and New Projects Committee was formed after director John Lambert informed the Board of Directors that Mr. Lambert had accepted a role as a member and Chair of the Supervisory Board of Mucosis B.V., a vaccine company with a lead product candidate targeting prevention of influenza. Mr. Lambert accepted his role with Mucosis following his replacement as Executive Chairman of Novavax. The Novavax Nominating and Corporate Governance Committee recommended that the Board of Directors form the Flu and New Products Committee in light of overlap in the businesses of Novavax and Mucosis. The Board of Directors delegated the Flu and New Products Committee authority to review, provide advice on, and make determinations regarding such matters.

The Board of Directors is committed to protecting the interests of Novavax and its stockholders and determined that formation of the Flu and New Products Committee is an appropriate step to advance that protection and to insure that confidential information is safe-guarded. The Board of Directors is confident that the Flu and New Products Committee is composed of individuals with the requisite experience and judgment to guide the aspects of the company’s business delegated to the committee’s oversight.

Mr. Lambert objected to the formation of the Flu and New Products Committee and expressed his position that the businesses of Novavax and Mucosis do not overlap. Mr. Lambert objected despite having previously informed Novavax that, if the Board of Directors had concerns, Mr. Lambert would support “a process to allow segregation of information flow to maintain appropriate lines of confidentiality.” Mr. Lambert did not consult with the Board of Directors, the Nominating and Corporate Governance Committee, or the Executive Chairman prior to accepting the role with Mucosis.

Mr. Lambert has submitted to Novavax a complaint regarding the formation of the Flu and New Products Committee and related matters.  The complaint refers to the Novavax Code of Conduct and Ethics. The complaint does not identify the provisions of the Code of Conduct and Ethics that were purportedly violated. The Audit Committee is in the process of evaluating the recent complaint and will respond accordingly.

The Nominating and Corporate Governance Committee has resolved to recommend to the Board of Directors that Dr. Rajiv I. Modi and Dr. Rahul Singhvi be nominated for reelection as directors at the 2011 annual meeting of stockholders.  The Nominating and Corporate Governance Committee is not recommending that the Board of Directors nominate Mr. Lambert to serve an additional term following expiration of his current term at the 2011 annual meeting of stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized

Novavax, Inc. (Registrant)

December 2, 2010	By:	/s/ John A. Herrmann III
	Name:	John A. Herrmann III
	Title:	Executive Director, Legal Affairs and Corporate Secretary